SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 3, 2003

GLAS-AIRE INDUSTRIES GROUP LTD.

(Exact name of registrant as specified in its charter)

Nevada	1-14244	84-1214736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7791 Alderbridge Way, Richmond, B.C. Canada V6X 2A4

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  604-207-0221

Not Applicable

(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

On September 3, 2003 ALC Holdings, LLC (“ALC”) purchased 52.8% of the outstanding shares of common stock of Glas-Aire from several shareholders, including Robert C. Johnson and Raymond Gheraedini. ALC is a newly formed company which is controlled by several managers, including Craig Grossman, Glas-Aire’s Chief Executive Officer and President. ALC’s funding for the transaction came from funds from its members.

In connection with the acquisition of the Glas-Aire shares, five directors resigned effective September 3, 2003. The vacancies left by these resignations are expected to be filled sometime in the next month.

Also in connection with the transaction, Mr. Grossman waived his change of control provisions in his contract, which would have given him the right to terminate his employment agreements and receive compensation in excess of his remaining term of his contracts.

Item 7. Exhibit

99.1    Press Release issued by Glas-Aire Industries Group, Ltd. on September 9, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

Date: September 18, 2003	GLAS-AIRE INDUSTRIES GROUP LTD.

	By:	/s/ Craig Grossman
Craig Grossman, President